EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225817, 333-189089, 333-159563, 333-136109, 333-16905, 333-99749, 333-214359, 333-265230 and 333-273838) of Forrester Research, Inc. of our report dated March 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 8, 2024